UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2021

Schultze Special Purpose Acquisition Corp. II
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40891 (Commission File Number)	86-1206818 (I.R.S. Employer Identification No.)
800 Westchester Avenue, Suite S-632 Rye Brook, NY (Address of principal executive offices)	10573 (Zip Code)
(914) 701-5260 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one redeemable Warrant	SAMAU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	SAMA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	SAMAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

As previously reported on a Current Report on Form 8-K filed by Schultze Special Purpose Acquisition Corp. II (the “Company”) on October 14, 2021 (the “Initial Form 8-K”), on October 13, 2021, the Company completed its initial public offering (the “IPO”) of 15,000,000 units (“Units”). Each Unit consists of one share of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and one-half of one redeemable warrant (“Warrants”), each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment, pursuant to the Company’s registration statement on Form S-1 (File No. 333-254018). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $150,000,000.

In connection with the IPO, the Company granted the underwriters an over-allotment option to purchase up to 2,250,000 additional Units at $10.00 per Unit. On October 19, 2021, the underwriters notified the Company of their exercise of the over-allotment option in part and concurrent forfeiture of the remaining portion of such option. On October 22, 2021, the underwriters purchased 1,500,000 additional Units (the “Additional Units”) at $10.00 per Additional Unit upon the closing of the partial exercise of the over-allotment option, generating gross proceeds of $15,000,000.

As previously reported in the Initial Form 8-K, on October 13, 2021, simultaneously with the consummation of the IPO, the Company consummated the private placement (the “Private Placement”) of an aggregate of 6,200,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant, generating total gross proceeds of $6,200,000. On October 22, 2021, simultaneously with the sale of the Additional Units, the Company consummated the sale of an additional 375,000 Private Placement Warrants at $1.00 per additional Private Placement Warrant (the “Additional Private Placement Warrants”), generating total gross proceeds of $375,000. The Private Placement Warrants are identical to the Warrants underlying the Units except as described in the Initial Form 8-K.

A total of $15,150,000 of the net proceeds from the sale of the Additional Units and the Additional Private Placement Warrants was deposited in the trust account established for the benefit of the Company’s public stockholders (the “Trust Account”), with Continental Stock Transfer & Trust Company acting as trustee, bringing the aggregate proceeds held in the Trust Account to $166,650,000.

An audited balance sheet as of October 13, 2021 reflecting receipt of the net proceeds from the IPO and the Private Placement, but not the net proceeds from the sale of the Additional Units and the Additional Private Placement Warrants, had been prepared by the Company and previously filed as Exhibit 99.1 to a Current Report on Form 8-K filed by the Company on October 19, 2021. The Company’s unaudited pro forma balance sheet as of October 22, 2021 reflecting receipt of the net proceeds from the sale of the Additional Units and the Additional Private Placement Warrants is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Pro Forma Balance Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schultze special purpose acquisition corp. ii

By:	/s/ George J. Schultze
Name: George J. Schultze
Title: Chief Executive Officer

Date: October 25, 2021